Exhibit 10.12

Cooperation Agreement on insurance brokerage business

Contract No. :

Party A: Foshan Branch of Ping An Property Insurance Co., LTD of China

Party B: Zhejiang Tianruixiang Insurance Brokerage Co., LTD

Date of signing: March 27, 2020

Place of signing: Foshan Branch of Ping An Property Insurance Co., LTD of China

Insurance brokerage business cooperation agreement

Party A: Foshan branch of Ping An Property Insurance Co., Ltd

Party B: Zhejiang tianruixiang insurance brokerage Co., Ltd

In accordance with the general principles of the civil law of the people's Republic of China, the insurance law of the people's Republic of China, the contract law of the people's Republic of China, the regulations on the supervision of insurance brokers and other relevant laws and regulations, as well as the relevant provisions of the China banking and Insurance Regulatory Commission (hereinafter referred to as the "CBIRC"), Party A and Party B, through friendly consultation on an equal basis, have entered into an agreement on the insurance The following agreements have been reached on insurance brokerage business cooperation:

Article 1 Contents of cooperation

Party A and Party B carry out business cooperation based on the principles of equality and mutual benefit, mutual promotion, fairness, integrity and common development.

1.1 Party A and Party B will actively explore flexible and diverse forms of cooperation including information communication, technology complementarity, market coordination, development and innovation, etc.

1.2 both parties agree to carry out business cooperation in the field of property insurance.

1.3 Party B shall, based on the interests of customers, provide brokerage services for clients to enter into insurance contracts with Party A, and collect insurance brokerage commission from Party A in accordance with the agreement; Party A shall provide high-quality services for customers and pay insurance brokerage commission to Party B.

1.4 both parties shall establish regular information communication channels and contact mechanism, and Party A shall provide Party B with insurance terms and necessary transmission materials in time; Party B shall timely reflect the market situation and customer demand to Party A.

Article 2 collection method and term of insurance premium

Party B shall assist Party A in collecting the premium, and the collection method of the insurance premium under this Agreement shall be agreed by both parties in writing.

Article 3 calculation standard and payment method of insurance brokerage commission

3.1 Party B shall collect insurance brokerage commission from Party A and issue corresponding insurance brokerage commission invoice.

3.2 both parties shall calculate the brokerage commission according to the insurance contract or other written agreement:

Both parties shall calculate the brokerage commission according to the insurance contract or other written agreement.

3.3 unless otherwise agreed by both parties, Party A shall pay the insurance brokerage commission to Party B by bank remittance within 10 working days after receiving the insurance premium.

(1) Receive the VAT special invoice provided by Party B;

(2) The special VAT invoice is legal and valid after cross checking and comparison by tax authorities;

3.4 in case of surrender of the insurance policy holder, Party A shall refund the unexpired premium to the applicant according to the provisions of the insurance contract, and Party B shall return to Party A the insurance brokerage commission corresponding to the last due premium paid by Party A to Party B.

Article 4 VAT clause

Party B shall issue special VAT invoice to Party A in accordance with the following provisions:

4.1 if the payment materials provided by Party B to Party A meet the following payment conditions, Party A shall pay the payment to Party B in one-time / installment payment within 30 natural days after receiving the special VAT invoice of Party B.

(1) Party B shall complete the product delivery and service provision within the time stipulated in the contract, and the corresponding delivery shall pass the acceptance inspection; (2) receive the special VAT invoice provided by Party B; (3) the special VAT invoice confirmed to be legal and effective by cross checking and comparison by the tax authorities

4.2 Party B shall provide Party A with true, valid and legal VAT special invoice. If Party B provides Party A with false VAT special invoice (including but not limited to false invoice, signed invoice and cancelled invoice after being issued), Party A has the right to investigate Party B's legal qualification. Meanwhile, Party A has the right to:

(1) Party B is required to replace the false invoice with a legal, true and effective VAT special invoice immediately:

(2) Have the right to refuse to pay the unpaid amount to Party B:

(3) Immediately terminate the cooperation between the parties, list Party B on the supplier blacklist, and refuse to cooperate in the future;

(4) Party B is required to pay liquidated damages equal to 30% of the total contract amount in a lump sum. In case of any loss caused to Party A, Party B shall indemnify Party A separately.

(5) Report party B's illegal activities to tax authorities and other relevant departments.

4.3 Party B shall issue a VAT special invoice to Party A in accordance with the following provisions

(1) Party B shall issue a VAT special invoice to Party A after Party A has received the delivery of the goods/services within the time limit agreed herein and the delivery is qualified. If Party B is a small-scale taxpayer, it must issue a special VAT invoice to the tax bureau on its behalf. The specific billing information shall be separately confirmed by both parties in writing.

(2) If Party B simultaneously provides products and services to Party A's company and its branches, both parties shall set forth party A's branches and the corresponding price in the contract. Party B shall separately issue VAT invoices with corresponding amounts to the expense bearers in the list.

(3) The purchase price between Party A and Party B is tax inclusive, and Party B shall not collect additional VAT from Party A.

(4) Party B shall, within 30 natural days after the issuance of each VAT special invoice, submit the corresponding VAT special invoice to Party A, failing which, Party A shall have the right to reject the invoice. After the issuance and submission of multiple batches of VAT invoices and the receipt and payment of both parties, the total amount of VAT invoices issued and submitted by Party B to Party A shall not be less than (i.e., shall be greater than or equal to) the total amount of VAT paid by Party A.

(5) Party B shall issue a lawful VAT special invoice in strict accordance with relevant tax regulations and documents. If the special VAT invoice issued by Party B does not conform to the tax laws and regulations and relevant provisions of tax authorities and causes economic losses to Party A, Party B shall be responsible for compensation.

(6) party b shall issue special VAT invoices before delivered to party a for any loss, lost or stolen, and so on and so forth, lead to the corresponding notes did not successfully delivered to party a, party b shall be responsible for your according to the provisions of the relevant tax laws and regulations to party a to provide relevant information, to ensure that party a to get deduction vouchers, otherwise, party a shall have the right to refuse payment.

(7) In order to ensure that the obtained invoice can be timely and successfully deducted, if the VAT special invoice issued by Party B is lost after it is delivered and signed by Party A, Party B shall actively assist Party A and provide relevant materials in accordance with relevant tax regulations and documents.

(8) business under this contract to any sales discounts and sales return or other need scarlet letter invoice issued in accordance with state regulations or to make out an invoice, party b shall have the duty according to the national tax rules of the scarlet letter invoice issued or to make out an invoice to party a, party a has the obligation according to the regulations of the state tax return invoice to party b has or shall submit to tax bureau to be a valid certification of the scarlet letter special invoice.

If either party violates any of the above clauses, the relevant liability for breach of contract shall be carried out in accordance with the relevant provisions of the clause for breach of contract in the text.

Article 5 Rights and obligations of Party A

5.1 Party A's rights

(1) Party B is required to provide the insurance information of the applicant; (2) Business introduced by Party B. To make underwriting decisions in accordance with the underwriting conditions and business rules; (3) Party B is required to assist Party A in collecting insurance premium; (4) Other contractual rights stipulated by laws and regulations.

3.2 Obligations of Party A

(1) Establish cooperative business ledger, make registration and statistics of various documents and receipts, and check account books, documents and receipts regularly with Party B: vii

(2) Timely provide Party B with the business materials and relevant documents necessary for the brokerage business, including publicity materials, insurance clauses, rate rules and regulations, operation process instructions, etc., and provide relevant explanations if necessary;

(3) Issue an insurance policy in accordance with the insurance scheme confirmed by both parties and bear the corresponding insurance liabilities;

(4) Pay insurance brokerage commission to Party B as agreed herein;

(5) Timely notify Party B in writing of any adjustment to the insurance products and contents provided;

(6) Party B shall regularly provide party B with the insurance compensation of the cooperative project, including the progress and list of claims.

Article 6 Rights and Obligations of Party B

6.1 Rights of Party B

(1) During the business cooperation with Party A. Obtain party A's business information, terms, documents, etc. :

(2) Asking Party A to pay the insurance brokerage commission as agreed herein;

(3) Other contractual rights stipulated by laws and regulations.

6.2 Obligations of Party B

(1) Establish cooperative business ledger, do registration and statistics of all kinds of general certificates and receipts, and regularly check account books, documents and receipts with Party A;

(2) Assist the applicant and the insured to provide Party A with necessary insurance and claim materials in a timely manner in accordance with relevant provisions;

(3) Party A shall truthfully inform Party A of the facts and information it knows related to the cooperative insurance business, and party A's insurance declaration as well as its description of the underwriting conditions and scope of liability shall be completely and accurately conveyed to the customer;

(4) Prompt the customer to pay the insurance premium in time;

(5) Properly keep the documents and materials provided by Party A:

(6) Party B shall urge the customer to do the disaster prevention and damage prevention work and safety work well, and assist Party A to do the claim work well

(7) Establish complete and standardized business files in accordance with regulatory requirements

(8) Assist Party A in the qualification examination and compliance management of the cooperative subject to ensure the authenticity and accuracy of the archives.

6.3 Behaviors prohibited by Party B and its employees in brokerage activities:

(1) Party B shall not forge, alter, lease, lend or transfer the license;

(2) Engaging in insurance brokerage business shall not exceed the business scope and business area of the underwriting company: engaging in insurance brokerage business involves remote co-insurance, remote underwriting and all-inclusive policies, unless otherwise stipulated by the CBIRC;

(3) Non-insurance financial products shall not be sold, except non-insurance financial products approved by the relevant financial regulatory authorities; Insurance brokers and their employees shall meet the corresponding qualification requirements before selling qualified non-insurance financial products;

(4) Party B shall, in accordance with laws, administrative regulations and relevant provisions of CBIRC, establish a sound corporate governance structure and system in accordance with the principles of clarifying responsibilities, strengthening checks and balances and strengthening risk management; Define the responsibility for control and control, build the compliance system, attach importance to self-restraint, strengthen internal accountability, and ensure steady operation;

(5) The insurance broker shall provide Party A with true and complete insurance information, and shall agree with Party A to keep the insurance information confidential and use it reasonably according to law;

(6) A standard customer notification shall be made and presented. The customer's notice shall at least include the following: The name, place of business, business scope and contact information of the insurance broker; (2) the way insurance brokers get paid, including whether to collect commission from insurance companies; Whether insurance brokers and their senior managers are associated with insurance companies related to brokerage business and other insurance intermediaries; Complaint channels and dispute resolution methods.

(7) If Party B provides services for policy-based insurance business or government entrusted business, the commission shall not be collected in violation of the provisions of CBIRC;

(8) Where Party B makes an insurance proposal to an applicant, it shall, on the basis of an objective analysis of similar insurance products on the market based on the customer's needs and risk tolerance, recommend insurance products in line with its interests; Party B shall disclose relevant information of insurance products to the applicant as required by CBIRC;

(9) Party B shall not entrust any individual who has not been registered for practice to engage in insurance brokerage business;

(10) The following shall not be done in the course of insurance business:

(1) deceive the insurer, the applicant, the insured or the beneficiary; (2) conceal the important information related to the insurance contract: (3) obstruct the applicant to fulfill the obligation of telling the truth, or induce the applicant not to perform the obligation of telling the truth; (4) give or promise to give the applicant, the insured or the beneficiary an interest other than that agreed upon in the insurance contract; (5) Force, induce or restrict the applicant to conclude an insurance contract by using administrative power, position or professional convenience and other improper means: Forge or arbitrarily alter an insurance contract, or provide false testifying materials for the parties to the insurance contract; Misappropriating, withholding or encroachment on the premium or insurance money; Make use of business facilities to seek improper interests for other organizations or individuals; (9) To collude with the applicant, insured or beneficiary to defraud insurance money; Divulge the business secrets of the insurer, the applicant and the insured that they have known in their business activities.

(11) Illegal fund raising shall not be conducted with the convenience of insurance business. Pyramid selling or anti-money and other illegal activities:

(12) It is prohibited to engage in any other ACTS in violation of laws, regulations or regulatory provisions.

Article 7 Anti-commercial Bribery clause

7.1 Both Party A and Party B are aware and willing to strictly abide by the laws and regulations of the People's Republic of China against commercial bribery. Both parties are aware that any form of bribery and corruption will violate the law and will be severely punished by the law.

7. 2 Neither Party A nor Party B shall ask for, receive, provide or give any benefits other than those agreed herein from the other party or the other party's handlers or other relevant personnel, including but not limited to open deduction, hidden cash or shopping card. Physical goods, negotiable securities, tourism or other non-material interests, provided that such interests are in the practice or usual practice of the R trade, such interests shall be made clear in the contract.

7. 3 Party A strictly prohibits any commercial bribery of party A's handling personnel. Any behavior of party A's agent listed in the second paragraph of this article is against party A's company system and shall be punished by Party A's company system and national laws.

7.4 The Company (Party A) solemnly notes that the Company (Party A) objects to any of the ACTS set forth in Article 2 of this Article with any third party other than Party B for the purpose of this Contract. Such ACTS are in violation of national laws and will be punished by national laws.

7. 5 If either party or its handlers violates the provisions of the second, third or fourth paragraphs above and causes losses to the other party, it shall be liable for damages.

7.6 For the purpose of this article, "other relevant persons" shall be persons other than the person handling Party B who have a direct or indirect interest in the Contract, including but not limited to relatives and friends of the person handling the Contract.

Article 8 Anti-false propaganda clause

Both parties are clear and are willing to strictly abide by the law of the People's Republic of China "the copyright law, trademark law, the patent law, anti-unfair competition law and other intellectual property rights, contract law and advertisement law and related legal provisions, both parties shall have the right for the purpose of this contract in order to agree the way in agreement within the scope of the agreement for real, the reasonable use of or propaganda, but shall not be involved in confidential content provided under the contract. In order to avoid the occurrence of risks such as trademark infringement and improper publicity, both parties agree that prior written approval shall be obtained from the other party prior to the use of the other party's trademark, brand and enterprise name for publicity. Otherwise, such use or publicity shall not be conducted. Both parties hereby undertake to respond positively to the other party's application for fair use or publicity of cooperation matters. Both sides acknowledged that without the prior written consent of the other party and the use of the trademark, brand and company name for commercial publicity: fiction cooperation matters: to exaggerate the cooperation scope, content, effect, scale, level, etc., are in violation of this contract, and may be due to false advertising constitutes unfair competition, the observant party or party will reserve the right to pursue the corresponding legal responsibility.

Article 9 Brand Protection Clause

Party B shall not use "Ping An Of China", "Ping An", "Ping An Insurance" and other brand contents for advertising promotion or business promotion by itself. If such contents are to be used, party A shall authorize party B in writing and submit publicity samples and other relevant contents to Party A for confirmation in advance. Otherwise, Party A shall have the right to terminate the contract, require Party B to immediately stop all publicity activities, actively eliminate the adverse impact on Party A, and pay Party A a one-time penalty of RMB 500,000, which is insufficient to make up for Party A's losses, and shall compensate party A in addition. Meanwhile, Party B shall bear all legal responsibilities for its own actions.

Article 10 Anti-money laundering Provisions

According to the half of the People's Republic of China in the anti-money laundering law and other laws and regulations and the financial institutions customer identification and client id information and transaction records management method "(屮 countries, the People's Bank of China banking regulatory commission, China securities supervisor relies on the management committee, the China insurance regulatory commission [2007] no. 2) the relevant provisions of the:

10.1 party b agent for the sale of insurance products, the amount of insurance premium of butyl RMB 10000 RMB or foreign currency equivalent and more than 1000 dollars in cash to pay the property insurance contract, individual insurance premium of the insured amount is RMB 20000 yuan or more, or foreign currency equivalent and more than 2000 dollars in cash to pay the person insurance contract. The insurance premium is over RMB 200,000 yuan. Or foreign currency equivalent and more than 20000 dollars in the form of transfer the payment of the insurance contract, should confirm the relationship between policy-holder and insurant, checking the policy-holder and insurance of the insured, other than the statutory successors appoint beneficiary beneficiary of the valid identity card or feet of his identity documents, registration of policy-holder, insurant to appoint beneficiary beneficiary, other than the statutory successors, the identity of the basic information (policy-holder, insurant human units to customers, also need to register the identity of the beneficial owner basic information about people and keep a copy of the valid identity certificate or any other identity documents or photocopies, and hand in with the insurance application to party a. At the same time, Party B shall establish a "credit card of equal value" account that can reflect the original payment status of the customer for both parties' reference.

10.2 If any customer requests Party B to provide services such as insurance surrender or factoring, Party B shall be obliged to inform the customer of the specific treatment or contact information in accordance with Provisions of Party A.

10.3 When the client applies for termination of the insurance contract. Such as return the insurance premium or return the policy's cash value amount is RMB 10000 yuan or more, or foreign currency equivalent of more than $1000, party b should be required to surrender the applicant to produce the original insurance contract or insurance certificate, original check the loan applicant's valid identity certificate or any other identity documents, confirm the identity of the applicant.

10.4 in all the insured or the beneficiary 屮 party compensation or payment of the insurance benefits, such as the amount of renminbi or foreign currency equivalent amount more than $1000 of 10000 yuan of above, party a should check the insured or the beneficiary of the valid identity certificate or any other identity documents, confirmed that the insured and the relationship between policy-holder, beneficiary beneficiary, registration of the insured, the beneficiary as basic information, and keep a copy of the valid identity certificates or other identification documents or photocopies (insured for units to customer. Also give the basic information of the identity of the beneficiary.

10.5 When each party performs its obligations of customer identification, it shall report to the local branch of the People's Bank of China the following suspicious ACTS;

(1) Customer 8 refuses to provide valid identification documents or other identification documents.

(2) Other suspicious behaviors found when performing customer identification obligations.

Financial Institution Report I: The suspicious behavior described shall be implemented in accordance with the Administrative Measures on Human Transaction and Suspicious Transaction Report of Financial Institutions (Issued by Order no.3 of the People's Bank of China (2016)) and relevant regulations.

10.6 In accordance with the Law of the People's Republic of China on Anti-Money Laundering and other legal provisions and the Measures for the Management of Customer Identification and Customer Identity information and Transaction Records of Financial Institutions, both parties shall provide necessary assistance to each other in case of difficulties in the identification of anti-money laundering customers.

10.7 Basic identity information is as follows:

(1) the individual customers (9 field) : name, gender, nationality, occupation, address, contact information, identity certificates or identity documents the type, number, expiration date, (2) the customer field (18 field) : customer name, address, business scope, unified code of social credit, valid period: the controlling shareholder or actual controller or beneficial owner name, certificate type, number, validity, and address: the legal representative or person in charge name, certificate type, number, validity; The name, identity certificate or the type, number and term of validity of the identity documents of the authorized business personnel.

Article 11 Trade Secrets Clause

11.1 Objects of trade secrets protection include:

(1) Information related to this Contract, including terms of agreement, contents of negotiation and negotiation, commercial arrangements, etc.;

(2) The products, business plans, marketing and investment of the Disclosing Party and its affiliated companies obtained by the contracting party (namely the Information Recipient) from the other party (namely the Information Inscription Party). Information, messages, data, drawings, technical know-how, analyses, calculations, compilation, studies and other materials relating to financial conditions, other operations and projects, or materials prepared by the receiving party in connection with the said information; Such information also includes information communicated orally by the Disclosing Party and its subsidiaries to the Receiving party.

11.2 Trade secrets are valuable special assets. Without the prior written consent of the disclosing party, the receiving party shall not disclose the trade secrets for any reason or purpose.

11.3 The Receiving party shall store the carrier carrying trade secrets in a safe place. The Disclosing Party may require the receiving party in writing to return or destroy the carrier of trade secrets obtained from the Disclosing Party, and the receiving party must return or destroy it.

11.4 Prior to the agreement of the other party, the parties hereto shall not make public by media or other means the contents, terms, business arrangements and other relevant materials of the negotiation or negotiation related to this Contract.

11.5 Both parties shall abide by the obligations of trade secret protection stipulated in this article, even if the contract is terminated in advance or the contract is fully performed.

Article 12 Terms of protection and guarantee of rights and interests in procurement contracts

Party b guarantees: not to obtain authorization, a clear dividing line between the party a brand and never implement the violation of party a including but not limited to, right to reputation or honour, intellectual property rights and fair trading right and other rights infringement, or find out or should find mouth infringement Ren Zhiri up, party a has the right to terminate the sending immediately take business or service requirements, payment, terminate treatment measures such as dielectric, discharge or termination of the contract, and does not assume any of party b's breach of contract or tort expensive. Party B warrants that it unconditionally accepts the above measures of Party A and shall have no right to negotiate with party A.

Article 13 Anti-insurance Fraud Clause

13.1 In the course of conducting business, Party A and Party B shall conscientiously implement the regulations and requirements of the regulatory authorities on anti-insurance fraud and do a good job in anti-insurance fraud related work.

13.2 Party A and Party B shall strengthen the identification and monitoring of fraud risks in the cooperative business and carry out regular anti-insurance fraud inspection; Party a and party b shall actively cooperate with each other against insurance fraud work, carried out for each other deceives I suddenly risk identification, child, monitoring and control 匸, such as provide the necessary assistance: both parties should be open to report complaints channels, timely find all kinds of insurance fraud, effectively protecting the legal rights and interests of insurance consumers.

Article 14 Term of agreement

This Agreement shall come into force on March 27, 2020 and expire on December 27, 2021.

Article 15 Termination and Modification of this Agreement

15.1 If either party has any of the following behaviors, the other party may notify the other party in writing to terminate this Agreement (1) Any illegal or illegal behaviors in the business cooperation process that cause damage to the other party (2) Violating the terms of this Agreement and causing major damage to the interests of the other party, making it impossible for both parties to continue cooperation; (3) Bankruptcy or inability to operate normally due to poor financial condition:

15.2 Except for the circumstances set forth in the preceding paragraph and other legal circumstances, any modification to this Agreement shall be subject to prior consent of both parties and shall come into force upon the execution of a supplementary agreement.

Article 16 Liability for breach of contract

16.1 During the execution of this Agreement, if the fault of one party causes losses to the other party, the fault party shall bear the corresponding compensation liability.

16.2 If Party B violates the basic rules and obligations of the agency business hereunder, Party A shall have the right to terminate the Contract and cause economic losses to Party A, Party B shall compensate Party A for the actual economic losses.

Article 17 Dispute Resolution

17.1 Any dispute arising from the performance of the Contract shall be settled by the Parties through friendly consultation in the spirit of sincere cooperation.

17.2 If the dispute cannot be resolved through consultation, the parties agree to choose the following solution: submit the dispute to the people's court in the place where the defendant is located for jurisdiction.

Article 18 Supplementary Provisions

18.1 In case of anything not covered herein, the parties shall supplement, modify and perfect the agreement through friendly consultation during the cooperation. The supplementary agreement and the appendix confirmed by the parties shall be an integral part of this Agreement and shall have the same legal effect.

18.2 This Agreement is made in six originals, two originals and four duplicates. The agreement shall be held upon signature and seal by both parties. Each party shall hold one original and two duplicates, which shall have the same effect.

Signed page